EXHIBIT 10.7

INDEMNIFICATION AGREEMENT
THIS INDEMNIFICATION AGREEMENT is made as of June 16, 2014 by and between Parkway Properties, Inc., a Maryland corporation (the “Company”), and Edward M. Casal (the “Indemnified Person” or “Indemnitee”).
INTRODUCTION
The Company wishes the Indemnified Person to serve as a Director of the Company and the Indemnified Person is willing to accept such position with the indemnification and other rights provided hereby.
In recent years, litigation seeking to impose liability on directors, trustees and officers of publicly held corporations and trusts has become more frequent. Such litigation is extremely expensive to defend. In many cases, defense costs exceed the financial means of individual defendants. Further, the possibility of liability for extremely large sums is a deterrent to persons accepting positions of responsibility with a public corporation or trust.
The Indemnified Person is deeply concerned regarding this situation, as well as the adequacy of the indemnification available under the Company’s Articles of Incorporation, as amended, and Bylaws, as amended. It is the desire of the Company and the Indemnified Person that this agreement supersede and replace any and all prior indemnification agreements between them, but for clarification, this Agreement shall supplement, but not supersede or replace, the Company’s Articles of Incorporation or Bylaws.
NOW, THEREFORE, to induce the Indemnified Person to serve the Company and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:
ARTICLE ONE
INTERPRETIVE RULES; DEFINITIONS

Section 1.1    General Interpretive Rules.

For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires, (i) terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular; (ii) references herein to “Sections” without reference to a document are to designated Sections of this Agreement; (iii) “including” means “including but not limited to”; and (iv) “herein,” “hereof,” “hereunder” and other words of similar import refer to this Agreement as a whole and not to any particular provision.
Section 1.2    Definitions.

Agreement means this Indemnification Agreement as executed by the parties hereto as of the date first written above or, if amended, as amended.
Board means the Board of Directors of the Company.

Disinterested Director means a director of the Company who is not and was not a party to the Proceeding in respect of which indemnification or advancement is sought by Indemnitee.
Enterprise means any foreign or domestic corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise in which Indemnitee is or was serving as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent at the request of the Company. As a clarification and without limiting the circumstances in which Indemnitee may be serving at the request of the Company, services by Indemnitee shall be deemed to be at the request of the Company if Indemnitee serves or served as a director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any corporation, real estate investment trust, partnership, limited liability company, joint venture, trust, employee benefit plan or other enterprise (i) of which a majority of the voting power or equity interest is owned directly or indirectly by the Company or (ii) the management of which is controlled directly or indirectly by the Company.
Fine means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto.
Independent Counsel means a law firm, or a member of a law firm, that is of quality reputation, experienced in matters of corporation law and neither is, nor in the past five years proceeding the date of selection has been, retained to represent: (i) the Company or Indemnitee in any matter material to either such party (other than with respect to matters concerning Indemnitee under this Agreement or of other indemnitees under similar indemnification agreements); or (ii) any other party to or participant or witness in the Proceeding giving rise to a claim for indemnification or advancement hereunder. Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or the Indemnitee in an action to determine Indemnitee’s rights under this Agreement. The Company agrees to pay the reasonable fees and expenses of the Independent Counsel.
Litigation Costs means all reasonable fees, costs, charges and expenses, incurred by Indemnitee in connection with any Proceeding, including, without limitation, attorneys’ fees, disbursements and retainers (including, without limitation, any such fees, disbursements and retainers incurred by Indemnitee pursuant to Section 2.5(c) of this Agreement), fees and disbursements of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), court costs, transcript costs, fees of experts, travel expenses, duplicating, printing and binding costs, telephone and fax transmission charges, postage, delivery services, secretarial services, and other disbursements and expenses.
Losses means the total amount which the Indemnified Person becomes legally obligated to pay in connection with any Proceeding, including judgments, damages, liabilities, penalties, Fines, excise taxes, amounts paid in settlement and Litigation Costs.
Proceeding means any actual, threatened, pending or completed claim, action, suit, arbitration, alternative dispute resolution process, inquiry, subpoena, investigation, administrative hearing, appeal, or any other actual, threatened, pending or completed proceeding, whether civil, criminal, administrative, arbitrative or investigative (whether external or internal to the Company), in each case whether formal or informal, including a proceeding initiated by the Indemnitee pursuant to Section 2.5(c) of this Agreement to enforce Indemnitee’s rights hereunder.

ARTICLE TWO
INDEMNIFICATION

Section 2.1    Right to Indemnification.

The Company shall indemnify the Indemnified Person if the Indemnified Person was or is a party, or is threatened to be made a party, to any Proceeding or was or is a witness or is threatened to be made a witness in any Proceeding, by reason of the fact that the Indemnified Person is or was a director, officer, employee or agent of the Company or any Enterprise, against all Losses incurred or paid by Indemnitee in connection with such Proceeding to the fullest extent permitted by Maryland law. The Company hereby agrees to indemnify Indemnitee’s spouse (whether by statute or at common law and without regard to the location of the governing jurisdiction) and children (including by way of adoption) as express third-party beneficiaries hereunder to the same extent and subject to the same limitations applicable to Indemnitee hereunder for claims arising out of the status of such person as a spouse or child of Indemnitee, including claims seeking damages from marital property (including community property) and property held by the Indemnitee and such spouse or property transferred to such spouse or child. The rights of Indemnitee provided in this Section 2.1 shall include, without limitation, the rights set forth in the other sections in this Agreement, including any additional indemnification permitted by Section 2-418(g) of the Maryland General Corporation Law (the “MGCL”).

Section 2.2    Indemnification Against Expenses of Successful Party.

Notwithstanding any other provision hereof, to the extent that the Indemnitee has been successful, on the merits or otherwise, in any Proceeding, the Company shall indemnify Indemnitee for all Litigation Costs reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection therewith. If Indemnitee is not wholly successful in such Proceeding but is successful, on the merits or otherwise, as to one or more but less than all claims, issues or matters in such Proceeding, the Company shall indemnify Indemnitee for Litigation Costs reasonably incurred by Indemnitee or on Indemnitee’s behalf in connection with each successfully resolved claim, issue or matter. For purposes of this Agreement, the termination of any claim, issue or matter in such a Proceeding by dismissal, with or without prejudice, by reason of settlement, judgment, order or otherwise, shall be deemed to be a successful result as to such claim, issue or matter.
Section 2.3    Advances of Litigation Costs.

The Company shall, without requiring a preliminary determination of Indemnitee’s ultimate entitlement to indemnification, advance all Litigation Costs incurred by or on behalf of Indemnitee in connection with any Proceeding, including a proceeding by or in the right of the Company, in which Indemnitee is involved by reason of the fact that the Indemnitee is or was a director, officer, employee or agent of the Company or any Enterprise, including without limitation any such Proceeding in which Indemnitee is or was a witness or is threatened to be made a witness, within 20 calendar days after the receipt by the Company of a written statement from Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding and a written affirmation of the director’s good faith belief that the standard of conduct necessary for indemnification has been met.

To the extent required by Maryland law, Indemnitee hereby undertakes to repay any and all of the amount of Litigation Costs paid to Indemnitee if it is finally determined by a court of competent jurisdiction in accordance with Section 2.5 that Indemnitee is not entitled under this Agreement to indemnification with respect to such Litigation Costs. This undertaking is an unlimited general obligation of Indemnitee and shall be accepted without reference to Indemnitee’s financial ability to repay such advanced Litigation Costs and without any requirement to post security therefor.
Section 2.4    Procedure for Advancement of Litigation Expenses.

Indemnitee shall submit to the Company a written request or requests specifying the Litigation Costs for which Indemnitee seeks an advancement under Section 2.3 of this Agreement, together with documentation evidencing that Indemnitee has incurred such Litigation Costs. Payment of Litigation Costs under Section 2.3 shall be made no later than 20 calendar days after the Company’s receipt of such request. Upon submission of such request for advancement of Litigation Costs and documentation, Indemnitee shall be entitled to advancement of Litigation Costs, and such advancement of Litigation Costs shall continue until such time (if any) as there is a final judicial determination that Indemnitee is not entitled to indemnification.

Section 2.5    Determination of Right to Indemnification of Expenses Upon Application; Procedure Upon Application; Remedies of Indemnitee.

(a)Upon written request by Indemnitee for indemnification pursuant to Section 2.8, a determination, if required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made promptly, and in any event within 45 days of the Indemnified Person’s written request therefore, (A) by the Board by a majority vote of a quorum consisting entirely of Disinterested Directors or by a majority vote of a duly authorized committee of the Board consisting solely of one or more Disinterested Directors, (B) if Independent Counsel has been selected by the Board in accordance with Section 2-418(e)(2)(ii) of the MGCL and approved by the Indemnitee, which approval shall not be unreasonably withheld or delayed, by Independent Counsel, in a written opinion to the Board, a copy of which shall be delivered to Indemnitee or (C) if so directed by Disinterested Directors, the stockholders of the Company. If it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within ten days after such determination. Indemnitee shall cooperate with the person, persons or entity making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such person, persons or entity upon reasonable advance request any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination in the discretion of the Board or Independent Counsel if retained pursuant to this Section. Any Litigation Costs incurred by Indemnitee in so cooperating with the person, persons or entity making such determination shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company shall indemnify and hold Indemnitee harmless therefrom. The Company shall pay the reasonable fees and expenses of Independent Counsel, if one is appointed.

(b)    In making any determination required to be made under Maryland law with respect to entitlement to indemnification hereunder, the person, persons or entity making such determination shall presume that Indemnitee is entitled to indemnification under this Agreement if Indemnitee submitted a request therefor in accordance with Section 2.8 of this Agreement, and the Company shall have the burden of proof by clear and convincing evidence to overcome that presumption in connection with the making by any person, persons, entity, regulatory authority or court of any determination contrary to that presumption.
(c)    If (i) a determination is made pursuant to Section 2.5(a) of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement is not timely made pursuant to Sections 2.3 or 2.4 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 2.5(a) of this Agreement within 45 days after receipt by the Company of the request for indemnification, (iv) payment of indemnification is not made pursuant to Section 2.2 of this Agreement within ten days after receipt by the Company of a written request therefor, or (v) payment of indemnification pursuant to any other section of Agreement or the Articles of Incorporation, as amended, or Bylaws of the Company is not made within ten days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee shall be entitled to an adjudication in an appropriate court located in the State of Maryland, or in any other court of competent jurisdiction, of Indemnitee’s entitlement to such indemnification or advancement. The Company shall not oppose Indemnitee’s right to seek any such adjudication.

Notwithstanding any other provision hereof, the Company shall indemnify the Indemnitee for all Litigation Costs incurred in connection with investigating, preparing for, litigating, defending or settling any action brought by Indemnitee under this Section, or in connection with any claim or counterclaim brought by the Company in connection therewith, if Indemnitee is ultimately determined to be entitled to such indemnification or advancement by such court of competent jurisdiction.
(d)    In any judicial proceeding brought under Section 2.5(c) above, Indemnitee shall be presumed to be entitled to indemnification or advancement, as the case may be, under this Agreement and the Company shall have the burden of proving that Indemnitee is not entitled to payment of indemnification or advancement hereunder. The Company shall, to the fullest extent not prohibited by law, be precluded from asserting in any judicial proceeding commenced pursuant to this Section 2.5 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court that the Company is bound by all of the provisions of this Agreement.

(e)    The failure of the Company (including its Board or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of the payment of Losses or the advancement of Litigation Costs under this Agreement shall not be a defense in any action brought under Section 2.5(c) above, and shall not create a presumption that such payment or advancement is not permissible.

(f)    If a determination shall have been made pursuant to Section 2.5(a) of this Agreement that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding commenced pursuant to this Section 2.5, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification that was not introduced in evidence in connection with the determination.

(g)    The knowledge or actions, or failure to act, of any other director, officer, employee or agent of the Company or any other director, trustee, officer, partner, manager, managing member, fiduciary, employee or agent of any Enterprise shall not be imputed to Indemnitee for purposes of determining any other right to indemnification under this Agreement.

Section 2.6    Exclusions.

(a)    The Company shall not be liable to make any payment hereunder (whether in the nature of indemnification, contribution or advance payment of Litigation Costs) to the extent payment is actually made to the Indemnified Person under a valid, enforceable and collectible insurance policy (the “Insurance Policy”). If the Indemnified Person is required to pay any amount that the Company is obligated to pay hereunder except for the exclusion in this subsection, before payment is reasonably expected to be made under the Insurance Policy, the Company shall promptly advance the amount the Indemnified Person is required to pay for which the Company is liable hereunder. Any advance by the Company shall be made with the undertaking of the Indemnified Person that the Indemnified Person shall immediately pay over to the Company, from the funds the Indemnified Person later receives under the Insurance Policy, an amount equal to the amount which the Company advanced pursuant to this subsection.

(b)The Company shall not be liable hereunder for amounts paid or payable in settlement of a Proceeding effected without its written consent, which consent may not be unreasonably withheld.

(c)If it has been finally adjudicated by a court of competent jurisdiction that an Indemnitee’s act or omission was material to the matter giving rise to the Proceeding and was committed in bad faith or was the result of active and deliberate dishonesty, that the Indemnitee received an improper personal benefit or that, in the case of a criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful, the Indemnitee shall not be entitled to the payment of Losses hereunder with respect to such claim, issue or matter unless the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Losses as such court shall deem proper. The Company shall not be liable hereunder for any Fine imposed by law which the Company is prohibited by applicable law from paying as indemnity or otherwise.

(d)    In a proceeding by or in the right of the Company in which it has been finally adjudicated by a court of competent jurisdiction that Indemnitee is liable to the Company with respect to such specific claim, issue or matter, Indemnitee shall not be entitled to the payment of Losses hereunder with respect to such claim, issue or matter unless the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Losses as such court shall deem proper.

Section 2.7    Contribution.

In order to provide for just and equitable contribution in circumstances in which the indemnification provided for herein is held by a court of competent jurisdiction to be unavailable to the Indemnified Person in whole or part, the parties agree that, in such event, the Company shall contribute to the payment of the Indemnified Person’s Losses in an amount that is just and equitable in the circumstances, taking into account, among other things, contributions by other directors, and of the Company pursuant to Indemnification Agreements or otherwise. The Company and the Indemnified Person agree that, in the absence of personal enrichment of the Indemnified Person, or acts of intentional fraud or dishonesty or criminal conduct on the part of the Indemnified Person, it would not be just and equitable for the Indemnified Person to contribute to the payment of Losses arising out of a Proceeding in an amount greater than: (i) in a case where the Indemnified Person is a director of the Company or any of its subsidiaries but not an officer of either, the amount of fees paid to the Indemnified Person for serving as a director during the 12 months preceding the commencement of such Proceeding; or (ii) in a case where the Indemnified Person is a director of the Company or any of its subsidiaries and is an officer of either, the amount set forth in clause (i) plus 5% of the aggregate cash compensation paid to the Indemnified Person for serving as such officer(s) during the 12 months preceding the commencement of such Proceeding; or (iii) in a case where the Indemnified Person is only an officer of the Company or any of its subsidiaries, 5% of the aggregate cash compensation paid to the Indemnified Person for serving as such officer(s) during the 12 months preceding the commencement of such Proceeding. The Company shall contribute to the payment of Losses covered hereby to the extent not payable by the Indemnified Person pursuant to the contribution provisions set forth in the preceding sentence.

Section 2.8    Notice to the Company; Cooperation; Control.

(a)    The Indemnified Person shall give the Company notice, as soon as practicable, of any claim made against the Indemnified Person for which indemnification will be or could be sought hereunder; provided, however, that the failure to give any such notice shall not disqualify Indemnitee from the right, or otherwise affect in any manner any right of Indemnitee, to receive indemnification or advancement unless the Company’s ability to defend in such Proceeding is materially and adversely prejudiced thereby. It at the time of receipt of any such request for indemnification or notice the Company has director and officer insurance policies in effect, the Company will promptly notify the relevant insurers in accordance with the procedures and requirements of such policies.

(b)    The Indemnified Person shall give the Company such cooperation and information as it may reasonably require in connection with any claim by the Indemnified Person hereunder.

(c)    In any Proceeding involving Indemnitee and also involving one or more other director(s) of the Company for whom or on whose behalf the Company is actually paying Litigation Costs in the Proceeding, Indemnitee shall have the right and obligation to control Indemnitee’s defense of the Proceeding, or at the sole election of the Indemnitee, to tender control of the defense to the Company; provided, however, that if Indemnitee does not tender control of the defense to the Company, Indemnitee shall reasonably cooperate with such other director(s) to retain a single law firm (and, if appropriate, one local law firm) to represent Indemnitee and such other director(s), unless (i) Indemnitee or such law firm reasonably concludes the use of such law firm to represent the Indemnitee and such other director or officer would present such counsel with an actual or potential conflict of interest or other significant divergence of interest, (ii) the Indemnitee or such law firm reasonably concludes that there may be one or more legal defenses available to Indemnitee that are different from or in addition to those available to such other director(s), or (iii) any such representation by such counsel would be precluded under the applicable standards of professional conduct then prevailing, in which case the Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) at the Company's expense. In any Proceeding involving Indemnitee but not also involving any other director(s) of the Company for whom or on whose behalf the Company is actually paying Litigation Costs in the Proceeding, Indemnitee shall have the right and obligation to control Indemnitee’s defense of the Proceeding, Indemnitee shall be entitled to retain separate counsel (but not more than one law firm plus, if applicable, local counsel) at the Company's expense, provided, however, that Indemnitee may, at the sole election of the Indemnitee, tender control of the defense to the Company.

Section 2.9    Other Rights and Remedies.

(a)    The rights provided hereby shall not be deemed exclusive of any other right to which the Indemnified Person may be entitled under any statute, applicable provision of the Company’s Articles of Incorporation, as amended, Bylaws, as amended, or any other agreement, vote of stockholders or of disinterested directors, or otherwise, both as to action in the Indemnified Person’s official capacity and as to action in another capacity while holding such office, and shall continue after the Indemnified Person ceases to serve the Company in the position identified in the Introduction hereof. The Company hereby acknowledges and agrees that the Company shall, and to the extent applicable shall cause any Enterprise to (i) be fully and primarily responsible for, and be the indemnitor of first resort with respect to, payment to or payment on behalf of the Indemnitee in respect of indemnification or advancement of Litigation Costs, irrespective of any right of recovery the Indemnitee may have from Third-Party Indemnitors or pursuant to any applicable insurance policy maintained by the Third-Party Indemnitors, and (ii) be required to advance the full amount of Litigation Costs incurred by Indemnitee and shall be liable for the full amount of all Losses to the extent not prohibited by applicable law and as required by the terms of this Agreement, without regard to any rights the Indemnitee may have against the Third-Party Indemnitors or pursuant to any insurance policy maintained by the Third-Party Indemnitors. Under no circumstance shall the Company or any Enterprise be entitled to, and the Company hereby irrevocably waives, relinquishes and releases, any claims against the Third-Party Indemnitors for subrogation, contribution or recovery of any kind and no right of advancement or recovery the Indemnitee may have from the Third-Party Indemnitors or pursuant to any insurance policy maintained by the Third-Party Indemnitors shall reduce or otherwise alter the rights of the Indemnitee or the obligations of the Company or Enterprise. The Company further agrees that no advancement or payment by any Third-Party Indemnitor or its insurer on behalf of Indemnitee with respect to any Proceeding for which Indemnitee has sought indemnification rights from the Company shall affect the foregoing and the Third-Party Indemnitor(s) shall have a right to receive from the Company, contribution or be subrogated, to the extent of such advancement or payment to all of the rights of recovery of Indemnitee against the Company. The Company and the Indemnitee agree that each of the Third-Party Indemnitors shall be third-party beneficiaries with respect to this Agreement entitled to enforce this Section 2.9 as though each such Third-Party Indemnitor were a party to this Agreement.
(b)    For purposes of this Agreement, “Third-Party Indemnitor” means any person or entity that has or may in the future provide to the Indemnitee any indemnification or advancement rights or insurance benefits other than (i) the Company, (ii) any Enterprise and (iii) any entity or entities through which the Company maintains liability insurance applicable to the Indemnitee.
Section 2.10    Serving at the Company’s Request.

References in Article Two to “serving at the request of the Company” include service with respect to any employee benefit plan, its participants or beneficiaries.

Section 2.11    Proceedings Initiated by the Indemnified Person.

Except as provided in Section 2.5(c) of this Agreement, and except as to counter claims or affirmative defenses asserted by Indemnitee in any action brought against Indemnitee, the Company shall indemnify the Indemnified Person if the Indemnified Person was or is a party, or had taken steps to become a party, to any Proceeding initiated by the Indemnified Person by reason of or arising out of the fact that the Indemnified Person is or was a director, officer, employee or agent of the Company or any Enterprise, against Litigation Costs in connection with the Proceeding to the fullest extent permitted by Maryland law only if the Proceeding (or part thereof) had been duly authorized by the Company.
Section 2.12    Effect of Certain Resolutions.

Neither the settlement or termination of any Proceeding nor the failure of the Company to award indemnification or to determine that indemnification is payable shall create a presumption that Indemnitee is not entitled to indemnification hereunder. In addition, the termination of any proceeding by judgment, order, or settlement, shall not create a presumption that Indemnitee did not meet the requisite standard of conduct under Maryland law. Indemnitee will be deemed to have acted in in accordance with the applicable standard of conduct if Indemnitee’s action is based on the records or books of account of the Company or Enterprise, including financial statements, or on information supplied to Indemnitee by the officers, employees, or committees of the Board or the board of directors of the Enterprise, or on the advice of legal counsel for the Company or Enterprise or on information or records given in reports made to the Company or Enterprise by an independent certified public accountant or by an appraiser or other expert or advisor selected by the Company or Enterprise. The knowledge and or actions, or failure to act, of any director, officer, agent or employee of any of the Company or the Enterprises will not be imputed to Indemnitee in a manner that limits or otherwise adversely affects Indemnitee’s rights hereunder. The provisions of this Section shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.
Section 2.13    Insurance.

The Company shall, from time to time, make the good faith determination whether or not it is practical for the Company to obtain and maintain a policy or policies of insurance with a reputable insurance company providing the Indemnitee with coverage for losses from wrongful acts. For so long as Indemnitee shall remain a director or officer of the Company and with respect to any such prior service, in all policies of director and officer liability insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits as are accorded to the most favorably insured of the Company’s officers and directors. Notwithstanding the foregoing, the Company shall have no obligation to maintain such insurance if the Company determines in good faith that such insurance is not reasonably available, if the premium costs for such insurance are disproportionate to the amount of coverage provided, or if the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. The Company shall promptly notify Indemnitee of any good faith determination not to provide such coverage.

Section 2.14    Maryland Law.

As used herein, “to the fullest extent permitted by Maryland law” means to the fullest extent permitted by Maryland law as the same exists or hereafter may be amended, but in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than Maryland law permitted the Company to provide prior to such amendment.
ARTICLE THREE
MISCELLANEOUS

Section 3.1    Binding Effect.

This Agreement shall be binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or operation of law) and shall inure to the benefit of the heirs, personal representatives and estate of the Indemnified Person.
Section 3.2    Survival of Rights

Unless consented to in writing by Indemnitee, no amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee in or by reason of his service as a director, officer, employee or agent of the Company or any Enterprise, prior to such amendment, alteration or repeal, regardless of whether a claim with respect to such action or inaction is raised prior to or subsequent to such amendment, alteration or repeal.

Section 3.3    Savings Clause.

If all or any portion of any section hereof is held invalid or unenforceable on any ground by any court of competent jurisdiction, the Company nevertheless shall indemnify the Indemnified Person for the Indemnified Person’s Losses to the full extent permitted by any applicable portion hereof that has not been held invalid or unenforceable or by any other applicable law.
Section 3.4    Governing Law.

The validity, construction, enforcement and interpretation of this Agreement shall be governed by the internal law (and not the law of conflicts) of the State of Maryland.
Section 3.5    Effect of Headings.

The Introduction and Article and Section headings herein are for convenience only and shall not affect the construction hereof.

Section 3.6    Notices.

(a)    Any notice, request or other communication hereunder to or on the Company or the Indemnified Person shall be in writing and delivered or sent by postage prepaid first-class mail, as follows: (i) if to the Company, addressed to Parkway Properties, Inc., 390 North Orange Avenue, Suite 2400, Orlando, FL 32801, “Attention: Executive Vice President & General Counsel;” and (ii) if to the Indemnified Person, addressed to the Indemnified Person at the address shown on the signature page hereof.

(b)    Either address referred to in the preceding subsection may be changed from time to time and shall be the most recent such address furnished in writing by the party whose address has changed to the other party in the manner specified in the preceding subsection.

Section 3.7    Counterparts.

This Agreement may be executed in any number of counterparts. Each counterpart of an agreement so executed shall be deemed an original, but all such counterparts shall together constitute but one and the same instrument. In making proof of this Agreement, it shall not be necessary to produce or account for more than one counterpart.
Section 3.8    Complete Agreement.

This Agreement represents the full and complete understanding of the parties with respect to the subject matter hereof and supersedes in its entirety any prior agreement, oral or otherwise, regarding the indemnification of the Indemnified Person.

[Signatures on following page(s)]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first written above.
PARKWAY PROPERTIES, INC.

By: /s/ Jeremy R. Dorsett____________
Name: Jeremy R. Dorsett
Title: Executive Vice President and
General Counsel

INDEMNIFIED PERSON

/s/ Edward M. Casal____________
Name: Edward M. Casal